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                                                                    Exhibit 10.1



          THIRD AMENDMENT TO SECOND RESTATED REVOLVING CREDIT LOAN AND
                       STANDBY LETTER OF CREDIT AGREEMENT


         This Third Amendment to Second Restated Revolving Credit Loan And Standby Letter Of Credit Agreement (this "Amendment") is made to be effective as of September 29, 1997, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("Borrower"), BANK ONE, N.A., a national banking association, formerly known as Bank One, Columbus, N.A., a national banking association ("Bank One"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), NATIONAL CITY BANK OF COLUMBUS, a national banking association ("NCB"), BANKBOSTON, N.A., a national banking association, formerly known as The First National Bank of Boston, a national banking association ("BOB"), THE FIFTH THIRD BANK OF COLUMBUS, an Ohio banking corporation ("Fifth Third") (Bank One, HNB, First Chicago, NCB, BOB and Fifth Third is each a "Bank" and, collectively, "Banks"), and BANK ONE, N.A., formerly known as Bank One, Columbus, N.A., a national banking association, as agent for Banks ("Agent"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, each intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION

         A. Borrower, Bank One, HNB, First Chicago, NCB, BOB, Fifth Third and Agent are parties to a certain Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement effective as of December 30, 1996, as amended by the First Amendment thereto effective as of March 14, 1997 and by the Second Amendment thereto effective as of May 7, 1997 (the "Credit Agreement").

         B. Borrower has redeemed certain Subordinated Indebtedness (as defined in the Credit Agreement) in the principal amount of $25,000,000 created as a result of the Note Purchase Agreement (as defined in the Credit Agreement), as amended by the first amendment thereto effective as of March 14, 1997, and replaced such Subordinated Indebtedness with certain



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other subordinated indebtedness from BankBoston, N.A. in the principal amount of $50,000,000 issued pursuant to a credit agreement dated August 29, 1997 between Borrower and BankBoston, N.A. (the "BankBoston Agreement").

         C. Borrower, Banks and Agent want to amend the Credit Agreement by deleting therefrom references to the Note Purchase Agreement, by providing therein for the BankBoston Agreement and by modifying (i) certain definitions in Section 1, Definitions; (ii) certain obligations of Borrower set forth in
Section 6, Affirmative Covenants; and (iii) certain limitations on Borrower set forth in Section 7, Negative Covenants.

                                   AGREEMENT


         1. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definition of "Applicable Eurodollar Margin" in its entirety and replacing it with the following definition:

                "Applicable Eurodollar Margin" shall mean, during the period from the date hereof until the first Adjustment Date, 1.60% per annum. Thereafter, subject to the other terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 9 hereof), the "Applicable Eurodollar Margin" will be adjusted on each Adjustment Date to the applicable rate per annum that corresponds to the ratio of EBITDA to Consolidated Interest Incurred, determined from the financial statements and compliance certificate that relate to the last month of the fiscal quarter immediately preceding such Adjustment Date, as set forth below:

         If the ratio of EBITDA             Applicable Eurodollar
         to Consolidated                    Margin for Eurodollar
         Interest Incurred                  Rate Loans is:
         is:                                ---------------------
         ----------------------

         less than 1.75 to 1.0              Eurodollar Rate Loans are not
                                            available



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         If the ratio of EBITDA             Applicable Eurodollar
         to Consolidated                    Margin for Eurodollar
         Interest Incurred                  Rate Loans is:
         is:                                ---------------------
         ----------------------

         equal to or greater
         than 1.75 to 1.0 but
         less than 2.0 to 1.0                    2.35% per annum

         equal to or greater
         than 2.0 to 1.0 but
         less than 2.50 to 1.0                   2.10% per annum

         equal to or greater
         than 2.50 to 1.0 but
         less than 3.0 to 1.0                    1.85% per annum

         equal to or greater
         than 3.0 to 1.0                         1.60% per annum


         If, however, the financial statements required to be delivered pursuant to subsection 6.1(b) and the related compliance certificate required to be delivered pursuant to subsection 6.2(a) are not delivered when due, then:

             (a) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin increases from that previously in effect as a result of a change in the ratio of EBITDA to Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then the Applicable Eurodollar Margin during the period from the date upon which such financial statements were required to be delivered but before the expiration of any applicable cure period until the date upon which they actually are delivered shall be the Applicable Eurodollar Margin as so increased;

             (b) if such financial statements and compliance certificate are delivered after



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         the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin decreases from that previously in effect as a result of a change in the ratio of EBITDA to Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then such decrease in the Applicable Eurodollar Margin shall not become applicable until the date upon which the financial statements and compliance certificates are actually delivered; and

             (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, the Applicable Eurodollar Margin for the period beginning as of the date upon which such financial statements and compliance certificate were required to be delivered without regard to any applicable cure period until two Business Days following the date upon which they actually are delivered shall be, per annum, one percent (1.0%) plus the Applicable Eurodollar Margin that was in effect at the time of such expiration (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in Section 9).

         2. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting immediately following the definition of "Applicable Eurodollar Margin" the following definition of "BankBoston Agreement":

             "BankBoston Agreement" shall mean the credit agreement dated August 29, 1997 between Borrower and BankBoston, N.A., in its capacities as lender and as agent, and any other parties which may become lenders thereunder, and any subsequent successors or assigns, which credit agreement governs certain subordinated indebtedness to BankBoston, N.A. in the principal amount of $50,000,000.




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         3. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting therefrom the definition of "Note Purchase Agreement" in its entirety.

         4. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting therefrom the definition of "Subordinated Indebtedness" in its entirety and replacing it with the following definition:

             "Subordinated Indebtedness" at any date shall mean (i) the unsecured Indebtedness of Borrower created as a result of the BankBoston Agreement, and (ii) all other future unsecured subordinated Indebtedness of Borrower, the terms and manner (including without limitation the terms and manner with respect to subordination) of which are satisfactory to Required Banks in their sole discretion and approved in writing by Required Banks and which is subordinate to (a) Borrower's obligations to Banks and Agent under this Agreement and the Notes and (b) Borrower's obligations, if any, as a guarantor or otherwise of the obligations of M/I Financial Corp. (including without limitation the obligations with respect to the M/I Financial Corp. Loan Agreement).

         5. Subsection 6.12 (Maintenance of Debt to Worth) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 6.12:

             6.12 Maintenance of Debt to Worth. Maintain at all times during the Commitment Period a ratio of Consolidated Unsubordinated Liabilities to the sum of Consolidated Tangible Net Worth and Subordinated Indebtedness not in excess of 2.0 to 1.0.

         6. Subsection 6.14 (Maintenance of Overall Leverage Ratio) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 6.14:

             6.14 Maintenance of Overall Leverage Ratio. Maintain at all times during the Commitment Period (a) a ratio of Consolidated Tangible Net Worth to Subordinated Indebtedness of not less than 1.0 to 1.0, and
         (b) a ratio of Consolidated Liabilities to



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         Consolidated Tangible Net Worth not in excess of 3.0 to 1.0.

         7. Subsection 6.15 (Maintenance of EBITDA to Consolidated Interest Incurred Ratio) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 6.15:

             6.15 Maintenance of EBITDA to Consolidated Interest Incurred Ratio. Maintain at all times during the Commitment Period a ratio of EBITDA to Consolidated Interest Incurred of not less than 1.70 to 1.0.

         8. Subsection 7.3 (Limitation on Contingent Obligations) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.3:

             7.3 Limitation on Contingent Obligations. Agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, including but not limited to Contingent Obligations incurred as a general partner in any limited partnership or general partnership, except:

                  (a)(i) reimbursement and other obligations under standby
             letters of credit (including letters of credit issued for the purpose of satisfying bonding requirements) issued by Persons other than Banks; (ii) Contingent Obligations of Borrower as the guarantor of letters of credit issued for the account of joint ventures in which Borrower is a partner (including Guaranteed HNB Joint Ventures Letters of Credit), provided that Borrower's Contingent Obligation on any such guaranty shall be limited to a percentage of the amount of that joint venture's letters of credit equal to Borrower's pro rata equitable ownership interest in such joint venture, provided further that the sum of the obligations permitted by clauses (a)(i) and (a)(ii) shall not exceed the aggregate amount of $7,000,000 at any one time outstanding on a consolidated basis, which $7,000,000 limitation shall not include any obligations



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             in connection with Standby L/Cs; and (iii) reimbursement
             obligations not in excess of $20,000,000 at any one time outstanding on a consolidated basis under Construction Bonds;

                  (b) Contingent Obligations consisting of (i) guaranties by
             Borrower of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000 in any period of 12 consecutive months,(ii) Borrower's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $30,000,000, and (iii) guaranties by any Subsidiary of the obligations of Borrower (including without limitation any guaranty by M/I Financial Corp. of any obligation of Borrower to Banks);

                  (c) Contingent Obligations related to Indebtedness of joint ventures in which Borrower has made Investments in Joint Ventures as permitted by subsection 7.9(e) hereof and in which Borrower is a partner, member or shareholder; provided, however, that the aggregate amount of such Contingent Obligations at any one time outstanding pursuant to this subsection 7.3(c) shall not exceed
             (i) $10,000,000 less (ii) the aggregate amount of secured and unsecured Indebtedness then outstanding pursuant to subsection 7.1(d) hereof; and

                  (d) other Contingent Obligations of Borrower which do not in the aggregate at any one time outstanding exceed $2,000,000, subject to the limitations of subsection 7.9(l) hereof.

         9. Subsection 7.13 (Limitation on Payments of Subordinated Indebtedness and Modification of Subordination Agreements) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.13:

             7.13 Limitation on Payments of Subordinated Indebtedness and Modification of Subordination Agreements.

             Without the prior written consent of the Required Banks,




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                  (a) repay, prepay, purchase, redeem, or otherwise acquire any of its Subordinated Indebtedness; or

                  (b) make any other payments, including without limitation
             payment of interest, on any Subordinated Indebtedness if an Event of Default exists or if such payment would cause an Event of Default to occur; or

                  (c) permit the modification, waiver or amendment of any of the terms of any Subordinated Indebtedness; or

                  (d) permit (whether or not within the control of Borrower or any of its Subsidiaries) the modification, waiver, or amendment of, or release of any parties to, any subordination agreement with respect to any Subordinated Indebtedness;

             provided, however, nothing contained in this subsection 7.13 shall prevent Borrower from making regularly scheduled payments on any Subordinated Indebtedness if no Event of Default exists and the payment would not cause an Event of Default to occur. With respect to the Subordinated Indebtedness pursuant to the BankBoston Agreement, "regularly scheduled payments" shall mean only (i) on August 29, 2004, the payment of the principal balance of the Fixed Rate Senior Subordinated Note made by the Borrower to the order of BankBoston, N.A. on August 29, 1997 in the principal face amount of $50,000,000 and each other note executed and delivered by the Borrower in exchange or replacement for such note pursuant to the BankBoston Agreement (collectively, the "BankBoston Notes"); and
             (ii) on each February 28, May 29, August 29 and November 29 (or within any applicable cure period) during the term of the BankBoston Notes beginning with November 29, 1997, interest on the BankBoston Notes.

                  The parties hereby agree that this clarification regarding what payments of Subordinated Indebtedness pursuant to the




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             BankBoston Agreement constitute "regularly scheduled payments" is not intended to modify the rights and obligations of BankBoston, N.A. (including any of its successors and assigns) and the Borrower, or the rights of the Banks and the Agent, pursuant to or arising out of the Subordinated Indebtedness pursuant to the BankBoston Agreement; provided that nothing herein shall be construed to be a consent by the Banks (in their capacity as Banks under this Agreement) and the Agent to any payment of any Subordinated Indebtedness that is prohibited by this Agreement.


         10. Subsection 7.20 (Limitation on Uncommitted Land) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.20:

             7.20 Limitation on Uncommitted Land. Permit the ratio of (a) Uncommitted Land to (b) the sum of Borrower's (i) Shareholders Equity, and (ii) Subordinated Indebtedness to exceed at any one time: (A) from September 29, 1997 through and including December 31, 1998, 1.25 to 1.0; and (B) from January 1, 1999 and thereafter, 1.20 to 1.0.

         11. Borrower hereby represents and warrants to each Bank and to Agent that it has the corporate power and authority to make, deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment.

         12. The Credit Agreement, including without limitation the Borrower's representations, warranties and covenants, as amended by this Amendment, shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "Agreement" and "this Agreement" shall mean the Credit Agreement as amended by this Amendment.

         13. The obligations of Agent and Banks pursuant to this Amendment are subject to the satisfaction of the following



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conditions precedent prior to the effective date of this Amendment:

             (a) Guarantor's Consent and Reaffirmation of Guaranties. Each Bank and Agent shall have received from each of the Subsidiaries of Borrower (which as of the date of this Amendment are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.) an executed copy of its respective




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         Guarantor's Consent and Reaffirmation of Guaranties (in form and substance satisfactory to Agent).

             (b) Corporate Proceedings of Borrower. Each Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to Agent) of the Executive Committee of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

             (c) Corporate Proceedings of Subsidiaries of Borrower. Each Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to Agent) of the Sole Shareholder of each the Subsidiaries of Borrower (which as of the date of this Amendment are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.) authorizing the execution, delivery and performance of its respective Guarantor's Consent and Reaffirmation of Guaranties, each certified by the Secretary or Assistant Secretary of the respective Subsidiary of Borrower as of the date of this Amendment. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

             (d) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

         14. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Agent and each Bank of executed counterparts of this Amendment by each of Borrower, Agent and the Required Banks.

         15. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.

         IN WITNESS WHEREOF, Borrower, Banks and Agent have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




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M/I SCHOTTENSTEIN HOMES, INC.


By_________________________________
  Robert H. Schottenstein
  Title:  President and Assistant Secretary


BANK ONE, N.A.,
as Agent and as a Bank


By_________________________________
  Thomas D. Igoe
  Title:  Senior Vice President


THE HUNTINGTON NATIONAL BANK


By_________________________________
  James R. Willet
  Title: Vice President


THE FIRST NATIONAL BANK OF CHICAGO


By_________________________________
  Gregory A. Gilbert
  Title: Vice President





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NATIONAL CITY BANK OF COLUMBUS


By_________________________________
  Ralph A. Kaparos
  Title:  Senior Vice President


BANKBOSTON, N.A.


By_________________________________
  Kevin C. Hake
  Title: Director


THE FIFTH THIRD BANK OF COLUMBUS


By_________________________________
  Mark E. Ransom
  Title: Vice President




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              GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES

         The undersigned Guarantor hereby (a) acknowledges that it has read the foregoing Third Amendment to Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of September 29, 1997 (the "Third Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of December 30, 1996 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997, by the Second Amendment thereto effective as of May 7, 1997 and by the Third Amendment, and all representations, warranties and covenants in each of such Guaranties continue in full force and effect notwithstanding the Third Amendment.


M/I FINANCIAL CORP.


By:________________________________
   Print Name:_____________________
   Title:__________________________





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              GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES

         Each of the undersigned Guarantors hereby (a) acknowledges that it has read the foregoing Third Amendment to Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of September 29, 1997 (the "Third Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of March 14, 1997 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997, by the Second Amendment thereto effective as of May 7, 1997 and by the Third Amendment, and all representations, warranties and covenants in each of such Guaranties continue in full force and effect notwithstanding the Third Amendment.


601RS, INC.
M/I HOMES, INC.
M/I HOMES CONSTRUCTION, INC.


By:________________________________
   Robert H. Schottenstein
   President and Assistant Secretary of 601RS, Inc.;
   Vice Chairman of M/I Homes, Inc.; and
   Vice Chairman of M/I Homes Construction, Inc.





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                               September 30, 1997



M/I Schottenstein Homes, Inc.
3 Easton oval
Columbus, Ohio  43219
Attention:  Irving E. Schottenstein
With a copy to:     Phillip G. Creek
                    Paul S. Coppel, Esq.

         Re: Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement - Extension of the
                  Maturity Date of the Commitment
                  -------------------------------

         Pursuant to subsection 2.7 of the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement effective as of December 30, 1996, by and among Borrower, Bank One, HNB, First Chicago, NCB, BOB, Fifth Third and Agent (each as defined in the Credit Agreement), as amended by the First Amendment thereto effective as of March 14, 1997, the Second Amendment thereto effective as of May 7, 1997 and the Third Amendment thereto effective as of September 29, 1997 (together, the "Credit Agreement"), Bank One, N.A., as Agent, hereby notifies Borrower that all of the Banks (as defined in the Credit Agreement) have elected to extend (the "Extension") the maturity date of the Commitment (as defined in the Credit Agreement) by one year, from September 30, 2001 to September 30, 2002.

         Also pursuant to subsection 2.7 of the Credit Agreement, this notice granting the Extension will be attached to each of the Notes (as defined in the Credit Agreement) and will constitute an amendment extending the maturity date of each Note by one year, from September 30, 2001 to September 30, 2002.




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September 30, 1997
Page 2


         The Credit Agreement, including without limitation the Borrower's representations, warranties and covenants, shall remain in full force and effect in accordance with its terms as amended hereby, and upon September 30, 1997, the terms "Agreement" and "the Agreement" shall mean the Credit Agreement as amended hereby.

                                        Very truly yours,



                                        /s/  Thomas D. Igoe
                                             ----------------------
                                             Thomas D. Igoe


cc:      James R. Willet, The Huntington National Bank
         Gregory A. Gilbert, The First National Bank of Chicago
         Ralph A. Kaparos, National City Bank of Columbus
         Kevin C. Hake, BankBoston, N.A.
         Mark E. Ransom, The Fifth Third Bank of Columbus





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